Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(252,188)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(2,180,562)
Dividend Income	25,403
Interest Income	35,906
ETF Transaction Fees	350
Total Income (Loss)	$(2,371,091)

Expenses
General Partner Management Fees	$10,116
Professional Fees	3,263
Brokerage Commissions	444
Directors' Fees and insurance	1,734
License fees	253
Total Expenses	$15,810
Net Income (Loss)	$(2,386,901)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 12/1/25	$19,435,443
Additions (200,000 Shares)	1,661,987
Net Income (Loss)	(2,386,901)

Net Asset Value End of Month	$18,710,529
Net Asset Value Per Share (2,550,000 Shares)	$7.34

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596